Exhibit 10.73

SEPARATION AND CONSULTING AGREEMENT AND GENERAL RELEASE

This Separation and Consulting Agreement and General Release (the “Agreement”) by and between Bill Ciambrone (“Employee”) and Sarepta Therapeutics, Inc. (the “Company”), is made effective as of the date following Employee’s signature and the expiration of the seven (7) day revocation period without revocation (the “Effective Date”) with reference to the following facts:

A.
Employee was employed by the Company as Sarepta Therapeutics and was an at- will employee with no employment agreement in place.

B.
Employee is being separated as an employee of the Company effective December 31, 2022 (the “Separation Date”).

C.
The Company wishes to continue to retain Employee as a consultant, and Employee is willing to provide consulting services pursuant to the terms of this Agreement.

D.
Employee and the Company want to end their relationship amicably and establish the obligations of the parties including, without limitation, all amounts due and owing to the Employee.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, the parties agree as follows:

1.
Separation Date; Consulting Services.

(a)
Employee’s Separation. Employee acknowledges and agrees that his/her status as an employee of the Company ends on the Separation Date. Employee hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Employee’s status as an employee of the Company; provided that such documents shall not be inconsistent with any of the terms of this Agreement.

(b)
Consulting Services. Beginning January 1, 2023 and ending on the earlier of June 30, 2023, or the date upon which the Company terminates for Cause (as defined below) the relationship as defined herein (the “Consulting Period”), Employee shall be retained by the Company as a Consultant, and shall be available to

(i) answer questions with respect to matters that were previously within the scope of Employee’s responsibilities; (ii) produce any deliverables that may be assigned by the Company, including without limitation, cooperate with assigned Company employees to establish an appropriate file structure, and provide to the Company any and all data, metadata, analyses and other information owned by, and/or generated on behalf of, the Company; and (iii) cooperate with the Company with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during his/her employment with the Company (including, without limitation, Employee being reasonably available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents, files and records which are, or may have come into, Employee’s possession during his/her employment) (the “Consulting Services”). Employee’s primary contact with the Company, including for the arrangement of any Consulting Services, shall be Bilal Arif. However, Employee may contact other Company employees as necessary to perform his consulting services. The Company’s requests for Consulting Services shall not be unduly burdensome and shall not require more than twenty (20) hours a week of Employee’s time. The Company shall reimburse Employee for reasonable, pre-approved out-of-pocket expenses incurred in providing Consulting Services consistent with the Company’s policies. Such expenses shall include, without limitation, travel costs and, to the extent Employee reasonably believes that separate representation is warranted in connection with any internal investigation or administrative, regulatory or judicial proceeding, reasonable legal fees. “Cause” shall mean (i) Employee’s failure to reasonably provide Consulting Services requested by the Company, or (ii) Employee’s material breach of his/her continuing obligations pursuant to this Agreement or the Confidential Proprietary Rights and Non- Disclosure Agreement (attached hereto as Exhibit B).

(c)
Consideration. In consideration for agreeing to provide the Consulting Services, during the Consulting Period the Employee shall be paid a consulting fee of $ 500 per hour. Employee shall submit a monthly invoice outlining the hours and tasks performed, and payment is due within 30 days of the Company’s receipt of invoice.

2.
Equity. The outstanding equity awards (“Equity Awards”) issued to Employee as of the Separation Date, as attached hereto in Exhibit A, shall continue to vest through the last day of the Consulting Period (as defined above) in accordance with the Company’s 2018 Equity Incentive Plan, the Company’s Amended and Restated 2011 Equity Incentive Plan, and the Company’s 2014 Employment Commencement Incentive Plan, as amended (collectively, the “Equity Agreement”). Employee shall have no less than nine months (through 9/30/2023) from the Separation Date (but in no event beyond the remaining term of such Equity Awards) to exercise any Equity Awards already vested as of the Separation Date. Equity Awards that vest during the Consulting Period shall be exercisable following the termination of the Consulting period through 9/30/2023. All unvested Equity Awards as of the termination of the Consulting Period shall be immediately cancelled and forfeited. Employee’s rights with respect to Equity Awards granted to him/her shall be governed by the Equity Agreement, provided that nothing therein shall be construed in a manner that reduces the period of continued vesting or the period of exercisability identified in this Section 2(b). Employee shall not be entitled to any additional consideration, including but not limited to, equity vesting in the event of a Change of Control during, or at any time after, the Consulting Period. Employee acknowledges and agrees that except as otherwise stated in this paragraph, he/she does not now, and will not in the future, have rights to vest in any other stock options or equity under any stock option or other equity plan (of whatever name or kind) that Employee participated in, or was eligible to participate in, during his/her employment with the Company.

3.
Benefits. The Company hereby agrees, subject to (i) Employee’s signing of this Agreement without revocation and not revoking this Agreement as provided in Section 5(b) below; (ii) Employee’s performance of his/her continuing obligations pursuant to this Agreement, and the Confidential Proprietary Rights and Non-Disclosure Agreement (attached hereto as Exhibit B), and (iii) provided that the Consulting Period does not terminate prior to June 30, 2023, to provide to Employee the following payments and benefits.

(a)
Good Faith Payment. Employee acknowledges that he has no legal right or entitlement to a 2023 annual bonus under the 2022 annual bonus plan; however, Company and Employee agree that Employee will be paid a lump sum, good faith payment in an amount equal to his 2022 annual incentive bonus at the bonus multiplier percentage approved by the Board of Directors (the “Good Faith Payment”). The Good Faith Payment will be paid at some time after the bonus multiplier percentage is approved by the Board of Directors.

(b)
Benefits. Employee will continue to be covered by the Company’s group medical, dental and/or vision insurance plans (“Health Plans”) as currently elected through the Separation Date. Regardless of whether Employee executes this Agreement, the Employee’s rights to continue coverage under the Health Plans following the Separation Date shall be governed by the federal law known as COBRA (the terms regarding COBRA will be set forth in a separate written notice). Subject to Employee signing and not revoking this Agreement as provided in Section 5(b) below, and to Employee’s eligibility for, entitlement to, and timely election of continued coverage in Health Plans under COBRA, then during the period between January 1, 2023 and June 30, 2023 (the “Eligibility Period”), Employee will be entitled to continued participation in Company’s Health Plans and the Company will directly pay the entire COBRA premium on the Employee’s behalf. At the end of the Eligibility Period, the Company will no longer be obligated to pay premiums as described, and coverage under the Health Plans will be continued only to the extent required by COBRA and only to the extent that Employee timely pays the full premium amount required for COBRA continuation coverage of the Health Plans. Employee should consult the COBRA materials that will be provided under separate cover for details regarding eligibility for, and election of, COBRA continuation coverage of the Health Plans.

4.
Final Paycheck; Payment of Accrued Wages and Expenses

(a)
Final Paycheck. Employee acknowledges that on or about the Separation Date, Employee received any and all (a) unpaid regular wages and/or any vacation time accrued through the Separation Date; and (b) any other monies under any other form of compensation or benefit that was due to Employee in connection with his/her employment with, or separation of employment from, the Company. Employee is entitled to these payments regardless of whether Employee executes this Agreement. Employee acknowledges and agrees that he/she is not entitled to bonus compensation for 2022.

(b)
Business Expenses. The Company shall reimburse Employee for all outstanding expenses incurred prior to the Separation Date that are consistent with the

Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s written requirements in effect at the time of the Separation Date with respect to reporting and documenting such expenses. Employee shall submit for reimbursement all outstanding expenses incurred by the Separation Date on or before December 31, 2022. Employee is entitled to these payments regardless of whether Employee executes this Agreement.

(c)
Full Payment. Employee acknowledges that the payment and arrangements described in this Section and Section 2 shall constitute full and complete satisfaction of any and all amounts properly due and owing to Employee as a result of his/her employment with the Company.

5.
Employee’s Release of the Company. In exchange for the Good Faith Payment described in Section 3 above, the receipt and adequacy of which consideration is hereby acknowledged:

(a)
Employee, on his/her own behalf and on behalf of his/her family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i)
any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(ii)
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii)
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C.

§ 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (“ADEA”), the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the

Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., , the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Payment of Wages Act, Mass. Gen. Laws ch. 149, § 1 et seq., the Massachusetts Right of Privacy Law, Mass.

Gen. Laws ch. 214, § 1B, the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, and the Massachusetts Paid Family and Medical Leave Law, Mass. Gen. Laws ch.175M, § 1 et seq., all as amended;

(iv)
any and all claims for violation of the federal or any state constitution;

(v)
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi)
any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement;

(vii)
and any all claims relating to wages, compensation, bonuses, incentive pay,

equity, stock, stock options or change in control agreement with the Company;

(viii)
and all claims for breach of contract or of the implied covenant of good faith and fair dealing inherent in any contract between the parties; and

(ix)
any and all claims for attorneys’ fees and costs.

(b)
Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the ADEA, and that this waiver and release is knowing and voluntary. Employee acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing that: (i) he/she should consult with an attorney prior to executing this Agreement; (ii) he/she has been given at least twenty-one (21) days within which to consider this Agreement; (iii) he/she has seven (7) days following his/her execution of this Agreement in which to revoke it; (iv) this Agreement shall not be effective until after the revocation period has expired and Employee will not receive the benefits of Section 3 of this Agreement until such period has expired without revocation; and (v) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. To revoke his/her acceptance of this Agreement, Employee must contact Ryan E. Brown, Senior Vice President, General Counsel, by email at RBrown@Sarepta.com by no later than 5:00 P.M. Eastern Time on or before the seventh (7th) day following Employee’s signature of this Agreement.
(c)
In giving this release, the Employee expressly waives and relinquishes all rights and benefits under any statute or other law, which provides that a general release does not extend to claims which the creditor/employee does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor/employer.

(d)
THIS RELEASE CONTAINS A WAIVER OF RIGHTS UNDER THE MASSACHUSETTS WAGE ACT: Employee acknowledges, agrees and understands that employees have certain rights under the Massachusetts Wage Act, M.G.L. chapter 149 et seq. (the “MA Wage Act”) regarding when, how, and how much they must be paid, including but not limited to the right to be paid wages earned within timeframes provided in the MA Wage Act; that wages include amounts payable to employees for hours worked, which may include salaries, determined and due commissions, overtime pay, tips, and earned vacation or holiday payments due to employees under oral or written agreements; and that employees have the right to bring private lawsuits for violation of the MA Wage Act. Employee affirms that he/she has received all wages, including accrued unused vacation as of the Separation Date, and that as to any amounts not hereby affirmed, Employee voluntarily and knowingly waives all rights under the MA Wage Act.

(e)
Notwithstanding anything in this Section 5 to the contrary, nothing in this Agreement is intended to release or waive Employee’s rights (i) under COBRA,

(ii) to unemployment insurance and worker’s compensation benefits, (iii) to any vested retirement benefits, or Equity Awards in accordance with the terms and conditions of the applicable Equity Agreement and Equity Plan, (iv) to commence an action or proceeding to enforce the terms of this Agreement, or (v) to indemnification for actions taken by Employee in the course and scope of employment to the extent provided for in applicable statutes, or the certificates of incorporation and by-laws of the Company or its affiliates or subsidiaries.

(f)
Nothing in this Agreement will bar or prohibit Employee from filing an administrative charge, contacting, seeking assistance from or participating in any proceeding before the Equal Opportunity Commission or a state fair employment practices agency , including the Massachusetts Commission Against Discrimination provided, however, Employee nevertheless will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any proceeding.

6.
Promise Not to Sue. Employee agrees that Employee will not, directly or indirectly, initiate, support or encourage any complaint or lawsuit or action in any court arising out of or relating to the claims released under this Agreement, whether on Employee’s behalf or in a representative capacity, and will not participate in any such action, whether individually or as a member of a class or other collective mechanism. Provided however, that nothing in this Agreement is intended to interfere with or discourage Employee from communicating with a governmental or regulatory body or official(s) or self-regulatory organization (collectively, “Agency” or “Agencies”) about possible violations of law or otherwise providing information to Agencies or participating in Agency investigations or proceedings. Except as otherwise prohibited by law (e.g., pursuant to Section 21F of the Securities Exchange Act and its corresponding regulations), Employee waives his/her rights to individual relief or monetary recovery based on a charge or complaint filed with an Agency.

7.
Non-Disparagement; Transfer of Company Property; Non-Solicitation. The Company and Employee further agree that:

(a)
Non-Disparagement. Employee shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, individuals who are known by Employee to be employees of the Company, products, services, technology or business, either publicly or privately. Nothing in this Section 6(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency or to any truthful statements necessary in any litigation regarding the enforcement of this Agreement. Further, nothing in this Section is intended or shall be construed to limit the disclosures referred to in Section 6 above.

(b)
Transfer of Company Property. On or before the Separation Date, Employee shall return to the Company all physical and electronic files, memoranda, records, and other documents (“Documents”), and any other physical property, including any Company-issued data storage devices such as a laptop, iPad or cell phone (“Devices”), which are the property of the Company and which he/she has in his/her possession, custody or control at the Separation Date. All Devices shall be returned without deletion, alteration or copying by Employee of Company information, data and files. Employee represents and warrants that as of the Separation Date he or she has returned to the Company all Documents and Devices.

(c)
Non-Solicitation. Employee acknowledges and agrees that the Company has invested substantial time, money and resources in the development of its Confidential Information (as defined in the Employee’s Confidential Proprietary Rights and Non-Disclosure Agreement) and the development and retention of its customers, clients, collaborators, and employees. Employee further acknowledges and agrees that to the extent Employee was introduced to customers, clients and collaborators of Sarepta during the course of his/her employment, any “goodwill” associated with any customer, client, or collaborator belongs exclusively to the Company. In recognition of the foregoing, Employee specifically acknowledges and agrees that during the Consulting Period and for a period of one (1) year after termination of such Consulting Period Employee will not directly or indirectly in any position or capacity engage in the following activities for himself/herself or for any other person, business, corporation, partnership or other entity:

(i)
call upon, solicit, divert, or accept, or attempt to solicit or divert any of the Company’s business or prospective business from any of the Company’s customers, clients, collaborators, or prospective customers, clients or collaborators with whom Employee had contact or whose dealings with the Company Employee coordinated or supervised or about whom Employee obtained Confidential Information (as defined in the Employee’s Confidential Proprietary Rights and Non-Disclosure Agreement), at any time during the two

(2) year period after the termination of Employee’s employment, unless Employee obtains prior written consent of the Company; or

(ii)
request, solicit, induce, hire (or attempt or assist in doing any of these actions) any employee or other person (including consultants) who may have performed work or services for the Company within one (1) year after the termination of Employee’s employment with the Company to perform work or services for any person or entity other than the Company.

(d)
Survival of Provisions. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

(e)
Remedies. Employee acknowledges and agrees that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of this Agreement by the Employee or any of his or her Representatives would cause the Company and its Affiliates irreparable harm and that money damages would not be an adequate remedy. Employee agrees on behalf of him or herself and his or her Representatives that the Company (and its affiliates) shall be entitled to equitable relief, including, without limitation, an injunction or injunctions (without the requirement of posting a bond, other security or any similar requirement or proving any actual damages), to prevent breaches or threatened breaches of this Agreement by Employee or any of his or her Representatives and to specifically enforce the terms and provisions of this Agreement, this being in addition to any other remedy to which the Company (or its affiliates) may be entitled at law or in equity.

8.
Employee Representations. Employee warrants and represents that (a) he/she has not filed or authorized the filing of any complaints, charges or lawsuits (that are subject to release under Section 5 of this Agreement) against the Releasees or any affiliate of any Releasee with any Agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on his/her behalf, he/she will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, unless it has been filed with an Agency and such efforts are prohibited by law and (b) he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law.

9.
No Assignment by Employee. Employee warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Employee might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasees because of any actual assignment, subrogation or transfer by Employee, Employee agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Employee’s death, this Agreement shall inure to the benefit of Employee and Employee’s executors, administrators, heirs, distributees, devisees, and legatees. None of Employee’s rights or obligations may be assigned or transferred by Employee, other than Employee’s rights to payments hereunder, which may be transferred only upon Employee’s death by will or operation of law.

10.
Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles, or where applicable, United States federal law. The Parties agree that the exclusive jurisdiction for any legal action arising out of or relating to this Agreement shall be in the state or federal courts located in the Commonwealth of Massachusetts.

11.
Defend Trade Secrets Act of 2016. Employee is hereby advised that, in accordance with the Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that:
(a)
is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

12.
Confidentiality of this Agreement. Employee understands and agrees that, to the extent permitted by law and except as otherwise permitted by Section 6 of this Agreement, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained by Employee in confidence and shall not be disclosed to any third party, provided however, that Employee may disclose the terms and contents of this Agreement to his/her spouse and legal and financial advisors on condition that those parties agree not disclose same to others.

13.
Miscellaneous. This Agreement, together with the Confidential Proprietary Rights and Non-Disclosure Agreement and the Equity Agreement, comprise the entire agreement between the parties with regard to the subject matter hereof and supersede, in their entirety, any other agreements between Employee and the Company with regard to the subject matter hereof. Employee acknowledges that there are no other agreements, written, oral or implied, and that he/she may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14.
Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

15.
Compliance with Continuing Obligations. Employee reaffirms his/her continuing obligations under the Confidential Proprietary Rights and Non-Disclosure Agreement dated November 11, 2019, and under all similar agreements executed during the course of Employee’s employment by the Company (collectively, the “Confidentiality Agreements”). Employee acknowledges and agrees that the payments and benefits provided by Section 3 of this Agreement shall be subject to Employee’s continued compliance with Employee’s obligations under the Confidentiality Agreements.

16.
Signatures. Employee and Company agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

To accept the terms of this Separation Agreement and Consulting Agreement and General Release, Employee must sign, date and email a copy to HumanResources@Sarepta.com, within twenty-one (21) days.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have caused this Separation Agreement and Consulting Agreement and General Release to be duly executed and delivered as of the date indicated next to their respective signatures below.

Dated: November 22, 2022	William Ciambrone

/s/ Bill Ciambrone Signature

Dated: November 22, 2022	Sarepta Therapeutics, Inc.
By: Ryan E. Brown /s/ Ryan Brown Signature Title: Senior Vice President, General Counsel

EXHIBIT A

EQUITY OWNERSHIP REPORT

[***]

EXHIBIT B

CONFIDENTIAL PROPRIETARY RIGHTS AND NON-DISCLOSURE AGREEMENT

This Confidential Proprietary Rights and Non-Disclosure Agreement (this “Agreement”) is entered into as of the 11th day of November, 2019 (the “Effective Date”), by and between Sarepta

Therapeutics, Inc., a Delaware corporation, on behalf of itself, its subsidiaries and other corporate affiliates (“Sarepta”) and William Ciambrone (“Employee”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

A.
Employee will be engaged as an employee to provide services to Sarepta (the “Services”) as an at-will employee.

B.
Employee will have access to certain material, non-public information about Sarepta.

As a condition precedent to providing such information to the Employee in connection with the Services and Employee’s employment, the Parties have agreed to enter into this Agreement.

NOW, THEREFORE, as a condition of employment and continued employment with Sarepta, and in consideration of the mutual covenants expressed herein, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows.

AGREEMENT

1.
Definitions. For the purposes of this Agreement:

1.1
“Affiliate” of a Party means any entity that a Party directly or indirectly controls, or is controlled by, including but not limited to employees, agents, and entities.

1.2
“Representative” means, with respect to either Party, such Party’s members, managers, partners, Affiliates, attorneys, advisors, potential lenders, potential co- investors, directors, officers, employees, agents, representatives, or family members.

1.3
“Confidential Information” means any business, marketing, technical, or other information in tangible or intangible form disclosed by Sarepta to Employee that, at the time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the Parties (or their Affiliates and Representatives), exercising reasonable business judgment, to be confidential. This includes information that is conceived, compiled, developed, discovered or received by, or made available to Employee during his/her

1.4
Employment, and whether or not while engaged in performing work for Sarepta. Confidential Information includes information, both written and oral, relating to Inventions, trade secrets and other proprietary information, technical data, products, services, unpublished financial information or projections, business, marketing and strategic plans, future service and product development plans, legal affairs, suppliers, customers, prospects, opportunities, contracts or assets of Sarepta. It specifically includes but is not limited to Sarepta business plans, product concepts, technical know-how, methods of and other information relating to operations, development strategies, distribution arrangements, financial data, marketing plans, and business practices, policies, or objectives. Confidential Information also includes any information which has been made available to Sarepta by or with respect to third parties and which Sarepta is obligated to keep confidential.

1.5
“Invention” means any product, device, technique, know-how, computer program, algorithm, method, process, procedure, improvement, discovery or invention, whether or not patentable or copyrightable and whether or not reduced to practice, that (a) is within the scope of Sarepta’s business, research or investigations or results from or is suggested by any work performed by Employee for Sarepta and
(b)
is created, conceived, reduced to practice, developed, discovered, invented or made by Employee during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for Sarepta.
1.6
“Material” means any product, prototype, model, document, diskette, tape, picture, design, recording, writing or other tangible item which contains or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information, Invention or Proprietary Right.

1.7
“Proprietary Right” means any patent, copyright, trade secret, trademark, trade name, service mark, maskwork or other protected intellectual property right in any Confidential Information, Invention or Material.

1.8
“Work Product” means any information, created by Employee, Sarepta, and/or jointly by Employee and Sarepta during Employee’s employment with Sarepta in connection with Sarepta’s research, development and commercialization of drugs and related products, including but not limited to, data, reports, analysis, summaries, formulae, ideas, research, developments, inventions (patentable or not), processes, designs, drawings, works, clinical data and analysis, biological materials, chemical formulas, trade secrets, concepts, know-how, improvements, techniques, products, and any and all results of the research and development process.

1.9
“Term” means the term of Employee’s employment or independent contracting relationship with Sarepta, whether on a full-time or part-time basis, as well as the period preceding execution of this Agreement, retroactive to the first date of Employee’s employment, subject to section 7.1 below.

2.
Disclosure, Use Restrictions and Proprietary Rights.

2.1
Disclosure and Use.

(a)
Except as expressly provided in this Agreement, during the Term and thereafter, Employee shall retain all Confidential Information in confidence and shall not, unless Employee obtains Sarepta’s prior written consent (which may be withheld at Sarepta’s sole discretion), directly or indirectly, disclose, reveal, divulge, publish or otherwise make known any of the Confidential Information for any reason or purpose whatsoever, except as required for performance of Employee’s work for Sarepta and then only on a need to know basis used only in accordance with this Agreement. Employee shall take all steps necessary to safeguard and protect the Confidential Information from unauthorized access, use or disclosure by or to others, including but not limited to, maintaining appropriate security measures. The obligations of confidence set forth in this Agreement shall extend to any of Employee’s Representatives that may receive Confidential Information and Employee shall be responsible for any breach of this Agreement by his or her Representatives.

(b)
In accordance with Section 2.3 below, Employee shall notify Sarepta immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Employee or his or her Representatives, and will cooperate with Sarepta to assist Sarepta to regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

(c)
Exemptions. Employee shall not be bound by the obligations restricting disclosure and use set forth in this Agreement with respect to Confidential Information, or any part thereof, which: (i) was known by Employee prior to his/her employment with Sarepta; (ii) prior to its disclosure or use by Employee, was already lawfully in the public domain or publicly available other than through a breach of this Agreement; (iii) was disclosed to Employee by a third party, provided such third party is not in breach of any confidentiality obligation in respect of such information; (iv) is independently developed by Employee, where the burden is on Employee to prove independent development; or (v) is disclosed when such disclosure is compelled pursuant to legal, judicial or administrative proceedings, or otherwise required by law, subject to Employee giving reasonable prior notice to Sarepta to allow Sarepta to seek protective court orders. The foregoing exemptions shall extend to any Representatives that receive or have received Confidential Information.

For the avoidance of doubt, this Agreement does not prohibit or restrict Employee from lawfully (A) communicating or cooperating with, providing relevant information to, or otherwise assisting in an investigation by any governmental or regulatory body or official(s) or self-regulatory organization regarding a possible violation of any federal law relating to fraud or any rule or regulation of the Securities and Exchange Commission;

(B) filing an administrative complaint with the Equal Employment Opportunity Commission, U.S. Department of Labor, National Labor Relations Board, or other federal, state or local agency responsible for administering fair employment, wage-hour, labor and other employment laws and regulations; (C) cooperating in an investigation, or responding to an inquiry from any such agency; or (D) testifying, participating in, or otherwise assisting in an action or proceeding relating to a possible violation of any such law, rule or regulation; provided, however, that Employee agrees that, to the maximum extent permitted by law, the Employee waives any claim for individual monetary relief in connection with any such action, investigation or proceeding.

2.2
Proprietary Rights. During the Term, Employee (including his or her Representatives) shall not acquire any rights, express or implied, in the Confidential Information of Sarepta (including its Affiliates), except for the limited use specified in this Agreement. The Confidential Information, including all right, title and interest therein, remains the sole and exclusive property of Sarepta (and its Affiliates).

2.3
Compulsory Disclosure. If Employee is legally compelled to disclose any of the Confidential Information, Employee shall promptly provide written notice to Sarepta to enable Sarepta (at its sole cost and expense) to seek a protective order or other appropriate remedy to avoid public or third-party disclosure of its Confidential Information. If such protective order or other remedy is not obtained, Employee shall furnish only so much of the Confidential Information that it is legally compelled to disclose, and shall exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. Employee shall cooperate with and assist Sarepta, at Sarepta’s expense, in seeking any protective order or other relief requested pursuant to this Section 2.3.

2.4
DTSA Notice. Nothing in this Agreement is intended to interfere with or discourage Employee from communicating with government agencies about possible violations of law or otherwise providing information to government agencies or participating in government agency investigations or proceedings. Employee is not required to notify Sarepta of any such communications; provided however, that nothing herein authorizes the disclosure of information Employee obtained through a communication that was subject to the attorney-client privilege. Further, Employee is hereby advised that in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

Employee is further notified that if Employee files a lawsuit for retaliation by Sarepta for reporting a suspected violation of law, Employee may disclose Sarepta’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding only if Employee: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

3.
Ownership of Confidential Information, Inventions, Materials, Work Product and Proprietary Rights, Non-Solicitation.

3.1
Sarepta will be the exclusive owner of all Confidential Information, Inventions, Materials, Work Product and Proprietary Rights. To the extent applicable, all Materials will constitute “works for hire” under applicable copyright laws. Employee will not at any time use Sarepta’s name, trademarks, trade names or other Proprietary Rights in any advertising or publicity without Sarepta’s consent.

3.2
Employee hereby assigns and transfers, and agrees to assign and transfer, to Sarepta all rights and ownership that Employee has or will have in Confidential Information, Inventions, Materials, Work Product and Proprietary Rights, subject to the limitations set forth in Section 3.5 and the Notice in Section 3.6 below. Further, Employee waives any moral rights that Employee may have in any Confidential Information, Inventions, Materials, Work Product and Proprietary Rights. Employee will take such action (including signature and assistance in preparation of documents or the giving of testimony) as may be requested by Sarepta to evidence, transfer, vest or confirm Sarepta’s rights and ownership in Confidential Information, Inventions, Materials, Work Product and Proprietary Rights. Employee agrees to keep and maintain adequate and current written records of all Inventions and Proprietary Rights during the Term. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Sarepta. The records will be available to and remain the sole property of Sarepta at all times. Employee will not contest the validity of any Proprietary Right, or aid or encourage any third party to contest the validity of any Proprietary Right of Sarepta.

3.2.1 If Sarepta is unable for any reason to secure Employee’s signature to fulfill the intent of the foregoing paragraph or to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to Sarepta above, then Employee irrevocably appoints Sarepta and its authorized agents as Employee’s agent and attorney in fact, to transfer, vest or confirm Sarepta’s rights and to execute and file any such applications and to do all other lawful acts to further the prosecution and issuance of letters patent or copyright registrations with the same legal force as if done by Employee.

3.3
Except as required for performance of Employee’s work for Sarepta or as authorized in writing by Sarepta, Employee will not (a) use, disclose, sell, publish or distribute any

Confidential Information, Inventions, Materials, Work Product or Proprietary Rights or (b) remove any Materials from Sarepta’s premises. Employee shall maintain at his or her work station and/or any other place under his or her control only such Confidential Information, Inventions, Materials, Work Product and Proprietary Rights as Employee has a current “need to know,” and will return it when that need no longer exists. Employee shall not make copies of or otherwise reproduce Sarepta’s Confidential Information, Inventions, Materials or Proprietary Rights, unless there is a legitimate business need of Sarepta for reproduction.

3.4
Employee will promptly disclose to Sarepta all Confidential Information, Inventions, Materials or Proprietary Rights, as well as any business opportunity which comes to Employee’s attention during the Term and which relates to Sarepta’s business or which arises as a result of Employee’s employment with Sarepta. Employee will not take advantage of or divert any such opportunity for the benefit of Employee or any other person either during or after the Term without the prior written consent of Sarepta.

3.5
Exhibit A is a list describing inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to the Term (collectively referred to as “Prior Inventions”), which belong to Employee, which relate to Sarepta’s current or proposed business, products or research and development, and which are not assigned to Sarepta; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If, during the Term, Employee incorporates or allows Sarepta to incorporate into a Sarepta product, process or machine a Prior Invention owned by Employee or in which Employee has an interest, Sarepta is granted and shall have a nonexclusive, royalty- free, irrevocable, perpetual, worldwide license to make, have made, modify, use, offer to sell, and sell such Prior Invention as part of or in connection with such product, process or machine. If, during the Term, Employee incorporates or allows Sarepta to incorporate into a Sarepta product, process or machine a Prior Invention not listed in Exhibit A (Non-Listed Prior Invention), Employee shall provide to Sarepta within thirty (30) days written notice of such Non-Listed Prior Invention and written documentation proving Employee’s rights to or ownership interest in that Non-Listed Prior Invention. Employee agrees that failure to timely provide such written notice and documentation bars Employee from asserting against Sarepta any rights to or ownership interest in the Non- Listed Prior Invention.

3.6
NOTICE: Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate Employee to assign or offer to assign to Sarepta any of Employee’s rights in an invention for which no equipment, supplies, facilities or trade secret information of Sarepta was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) directly to the business of Sarepta or (ii) to Sarepta’s actual or demonstrable anticipated research or development, or (b) the invention results from any work performed by Employee for Sarepta.

3.7
Non-Solicitation. Employee acknowledges and agrees that Sarepta has invested substantial time, money and resources in the development of its Confidential Information and the development and retention of its customers, clients, collaborators, and employees. Employee further acknowledges that during the course of his/her employment, he/she may be introduced to customers, clients, and collaborators of Sarepta, and agrees that any “goodwill” associated with any customer, client, or collaborator belongs exclusively to Sarepta. In recognition of the foregoing, Employee specifically acknowledges and agrees that while he/she is employed by Sarepta and for a period of one (1) year after termination of such employment (for any reason, whether voluntary or involuntary) Employee will not directly or indirectly in any position or capacity engage in the following activities for himself/herself or for any other person, business, corporation, partnership or other entity:

(a)
call upon, solicit, divert, or accept, or attempt to solicit or divert any of Sarepta’s business or prospective business from any of Sarepta’s customers,

clients, collaborators, or prospective customers, clients or collaborators with whom Employee had contact or whose dealings with Sarepta Employee coordinated or supervised or about whom Employee obtained Confidential Information, at any time during the two (2) year period prior to the termination of Employee’s employment, unless Employee obtains prior written consent of Sarepta; or

(b)
request, solicit, induce, hire (or attempt or assist in doing any of these actions) any employee or other person (including consultants) who may have performed work or services for Sarepta within one (1) year prior to the termination of Employee’s employment with Sarepta to perform work or services for any person or entity other than Sarepta.

3.7.1
EMPLOYEE ACKNOWLEDGES THAT THESE RESTRICTIONS SHALL APPLY AND BE BINDING REGARDLESS OF CHANGES IN EMPLOYEE’S POSITION, DUTIES, GEOGRAPHIC LOCATION, RESPONSIBILITIES OR COMPENSATION DURING HIS/HER EMPLOYMENT.

3.7.2
If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 3.7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the Parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

4.
Remedies. Employee acknowledges and agrees that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of this Agreement by the Employee or any of his or her Representatives would cause Sarepta and its Affiliates irreparable harm and that money damages would not be an adequate remedy. Employee agrees on behalf of him or herself and his or her Representatives that Sarepta (and its Affiliates) shall be entitled to equitable relief, including, without limitation, an injunction or injunctions (without the requirement of posting a bond, other security or any similar requirement or proving any actual damages), to prevent breaches or threatened breaches of this Agreement by Employee or any of his or her Representatives and to specifically enforce the terms and provisions of this Agreement, this being in addition to any other remedy to which Sarepta (or its Affiliates) may be entitled at law or in equity.

5.
Indemnification. Employee shall indemnify and defend Sarepta and its Representatives and each of their respective directors, officers, employees, managers, members, partners, shareholders, agents and affiliates (collectively, the “Indemnified Persons”) against and hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, costs, expenses, claims, penalties, lawsuits, proceedings, actions, judgments, disbursements of any kind or nature whatsoever, interest, fines, settlements and reasonable attorneys’ fees and expenses that the Indemnified Persons may incur, suffer, sustain or become subject to arising out of, relating to, or due to the breach of this Agreement by Employee or any of his or her Representatives. The provisions of this Section 5 shall survive indefinitely any termination of this Agreement, the completion or the termination of Employee’s employment.

6.
Securities Laws. Employee hereby acknowledges that Sarepta is a publicly traded company. Employee hereby acknowledges that Employee is aware that federal and state securities laws prohibit any person who has received material, non-public information (information about Sarepta or its business that is not generally available to the public) concerning Sarepta, including, without limitation, the matters that are the subject of this Agreement, from purchasing or selling securities of Sarepta while in possession of such non-public information, and from communicating that information to any other person who may purchase or sell securities of Sarepta or otherwise violate such laws. Employee specifically acknowledges these obligations and agrees to be bound by them, including, without limitation, Sarepta’s insider trading policies in existence as of the Effective Date and as may be adopted or changed in the future.

7.
Term of Confidentiality Obligation.

7.1
Term. The confidentiality obligations set forth in this Agreement shall continue with regard to an item of information as long as that information continues to meet the definition of “Confidential Information” and is not exempt under Section 2.1(c).

7.2
Return of Confidential Information. At any time upon written request by Sarepta, Employee shall return or destroy all documents or other materials embodying Confidential Information, shall retain no copies thereof, and shall certify in writing that such destruction or return has been accomplished. The confidentiality obligations set forth in this Agreement shall survive any termination of the Agreement.

8.
Further Obligations.

8.1
During the Term, Employee will not, directly or indirectly, engage in, be employed by, perform services for or otherwise participate in any competing business or any other activity which conflicts with the commercial interests of Sarepta.

8.2
Employee’s execution, delivery and performance of this Agreement and the performance of Employee’s other obligations and duties to Sarepta will not cause any breach, default or violation of any other employment, nondisclosure, confidentiality, consulting or other agreement to which Employee is a party or by which Employee may be bound. Attached as Exhibit B is a list of all prior agreements now in effect under which Employee has agreed to keep information confidential or not to compete or solicit employees of any employer or person.

8.3
Employee agrees he or she will not use in performance of Employee’s work for Sarepta or disclose to Sarepta any trade secret, confidential or proprietary information of any prior employer or other person if and to the extent that such use or disclosure may cause a breach, default or violation of any obligation or duty that Employee owes to such other person (e.g., under any agreement or applicable law). Employee warrants that Employee’s compliance with this paragraph will not prohibit, restrict or impair the performance of Employee’s work, obligations and duties to Sarepta.

9.
Termination of Relationship.

9.1
To the extent permissible under applicable law, Employee hereby authorizes and specifically agrees to allow Sarepta to deduct from his or her wages the value of any Sarepta property (including equipment, goods, or other items provided to Employee by Sarepta during Employee’s employment) which he or she fails to return when requested to do so by Sarepta, provided that such deduction (a) does not exceed the cost of the item, (b) does not reduce Employee’s salary below the statutory minimum applicable to exempt employees, (c) is not made for normal wear and tear on or nonwillful loss or breakage of the provided item(s), and (d) is accompanied with a list of all items for which deductions are being made. Employee also agrees that if Sarepta loans him or her any money or advances Employee paid leave before it is earned or accrued, that Sarepta can deduct from Employee’s wages the value of the balance of the unpaid loan or unaccrued paid leave.

9.2
Employee agrees that at the end of the Term, Employee will deliver to Sarepta (and will not keep in his or her possession, re-create or deliver to anyone else) any and all Materials and other property belonging to Sarepta, its successors or assigns.

9.3
Employee agrees that after the Term, Sarepta may disclose this Agreement to his or her new employer or another person to notify them of Employee’s rights and obligations under this Agreement.

10.
Employment At Will. Unless stated otherwise in a separately executed Employment Agreement between Employee and Sarepta, Employee agrees that his or her employment is “at will” which means that it can be terminated at any time by Employee or Sarepta, with or without cause and with or without notice. Employee agrees that any promise or obligation that his or her employment be on any other basis than “at will” is invalid unless in writing signed by the President of Sarepta.

11.
General.

11.1
Waiver. The failure of Sarepta to claim a breach of any term of this Agreement shall not constitute a waiver of such breach or the right of Sarepta to enforce any subsequent breach of such term.

11.2
Assignment. This Agreement shall be binding on and inure to the benefit of each Party and their respective successors and assigns.

11.3
Severability. In the event that any provision of this Agreement is found to be invalid, void or unenforceable, the Parties agree that unless such provision materially affects the intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall not affect the validity of this Agreement nor the remaining provisions herein.

11.4
Governing Law. Any issue or dispute arising out of or concerning this Agreement shall be covered by the laws of the Commonwealth of Massachusetts without regard to conflict of law principles and without regard to Employee’s relocating to any other state in which Sarepta does business. The Parties agree that the exclusive jurisdiction for any legal action arising out of or relating to this Agreement shall be in the state or federal courts located in the Commonwealth of Massachusetts.

11.5
Entire Agreement. This Agreement, along with any non-conflicting provisions of any Employment Agreement that Employee may have signed, constitutes the entire agreement between the Parties on the subject matter hereof and supersedes all prior agreements, communications and understandings of any nature whatsoever, oral or written. In the event of any conflict, this Agreement controls. This Agreement may not be modified or waived orally and may be modified only in a writing signed by a duly authorized representative of both Parties. Nothing herein shall constitute an offer or guarantee of future employment for Employee by Sarepta.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives and to be effective on the Effective Date.

Sarepta Therapeutics, Inc.	William Ciambrone
By: /s/ David T. Howton Name: David T. Howton Title: General Counsel	By: /s/ William Ciambrone